New Mountain Finance Corporation Announces Financial Results for the Quarter and Year Ended December 31, 2023

Reports Net Investment Income of $0.40 per Share

Declares a First Quarter Regular Distribution of $0.32 per Share and a Supplemental Distribution of $0.04 per Share

NEW YORK--(BUSINESS WIRE) — February 26, 2024 -- New Mountain Finance Corporation (NASDAQ: NMFC) (“New Mountain,” “NMFC,” “New Mountain Finance” or the “Company”) today announced its financial results for the quarter and year ended December 31, 2023. In line with preliminary estimates reported on January 18, 2024, the Company reported fourth quarter net investment income ("NII") of $0.40 per weighted average share and net asset value (“NAV”) per share of $12.87, compared to $13.06 on September 30, 2023, a decline of 0.7% excluding the impact of the $0.10 special dividend paid on December 29, 2023. The Company also announced that its Board of Directors declared a first quarter regular distribution of $0.32 per share and a supplemental distribution of $0.04, which will be payable on March 29, 2024 to holders of record as of March 15, 2024.
Selected Financial Highlights

(in thousands, except per share data)	December 31, 2023
Investment Portfolio[1]	$3,027,822
Total Assets	$3,159,214
Total Statutory Debt[2]	$1,507,836
NAV[3]	$1,319,951

NAV per Share	$12.87
Net Investment Income per Weighted Average Share	$0.40
Regular Fourth Quarter Distribution Paid per Share	$0.32
Supplemental Fourth Quarter Distribution Declared per Share	$0.04
Statutory Debt/Equity	1.14x
Statutory Debt/Equity (net of available cash)	1.10x
Management Comments on Fourth Quarter Performance
“Our fourth quarter results reflect another successful quarter for 2023,” said Steven B. Klinsky, NMFC Chairman. “New Mountain continues to benefit from our disciplined, defensive growth strategy that is focused on end markets that perform well in all economic cycles.”

John R. Kline, CEO, commented, “New Mountain closed out the fourth quarter with year-over-year earnings growth, outpacing its regular dividend for the fourth consecutive quarter. Additionally, NMFC distributed a $0.10 special dividend at the end of 2023 as a result of our team’s ability to monetize the Haven Midstream equity investment. Our focus on defensive growth sectors of the economy remains a competitive advantage, and we believe NMFC remains well positioned to execute while continuing to deliver strong and stable dividends to our shareholders.”
Portfolio and Investment Activity1
As of December 31, 2023, the Company’s NAV3 was $1,320.0 million and its portfolio had a fair value of $3,027.8 million in 111 portfolio companies, with a weighted average YTM at Cost4 of approximately 10.9%. For the three months ended December 31, 2023, the Company generated $142.5 million of originations5, and had $11.1 million of asset sales and cash repayments5 of $245.8 million.

Consolidated Results of Operations6
Quarterly Results
The Company’s total investment income for the three months ended December 31, 2023 and 2022 was $92.8 million and $73.9 million, respectively. The Company’s total net expenses, after income tax expense, for the three months ended December 31, 2023 and 2022 were $52.1 million and $48.9 million, respectively. The Company's NII for the three months ended December 31, 2023 and 2022 was $40.7 million and $25.0 million, respectively. The Company's NII per share for the three months ended December 31, 2023 and 2022 was $0.40 and $0.258, respectively. For the three months ended December 31, 2023 and 2022, the Company recorded $13.5 million and $10.2 million, respectively, of net realized and unrealized losses.
Annual Results
The Company’s total investment income for the years ended December 31, 2023 and 2022 was $373.8 million and $293.4 million, respectively. The Company’s total net expenses, after income tax expense, for the years ended December 31, 2023 and 2022 were $214.9 million and $174.9 million, respectively. For the years ended December 31, 2023 and 2022, the Company recorded $23.6 million and $43.8 million, respectively, of net realized and unrealized losses.

Liquidity and Capital Resources
As of December 31, 2023, the Company had cash and cash equivalents of $70.1 million and total statutory debt outstanding of $1,507.8 million2. The Company's statutory debt to equity was 1.14x as of December 31, 2023. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of December 31, 2023. For the year ended December 31, 2023, the Company sold 1,621,833 shares of common stock under its equity distribution agreement. For the same period, the Company received total accumulated net proceeds of approximately $21.2 million, net of offering expenses, from these sales.
Portfolio and Asset Quality1
The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, the portfolio monitoring procedures are designed to provide a simple, yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Red, Orange, Yellow and Green with Red reflecting an investment performing materially below expectations and Green reflecting an investment that is in-line with or above expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of December 31, 2023:

(in millions)	December 31, 2023
Risk Rating	Cost	Percent	Fair Value	Percent
Red	$39.7	1.3%	$4.6	0.2%
Orange	73.1	2.4%	42.5	1.4%
Yellow[1]	157.6	5.1%	118.5	3.9%
Green[7]	2,797.8	91.2%	2,862.2	94.5%
Total	$3,068.2	100.0%	$3,027.8	100.0%
As of December 31, 2023, all investments in the Company’s portfolio had a Green Risk Rating with the exception of six portfolio companies that had a Yellow Risk Rating, four portfolio companies that had an Orange Risk Rating and three portfolio companies that had a Red Risk Rating.

The following table shows the Company’s investment portfolio composition as of December 31, 2023:

(in thousands)
Investment Portfolio Composition	December 31, 2023	Percent of Total
First Lien	$1,683,952	55.6%
Second Lien[1]	441,013	14.6%
Subordinated	90,948	3.0%
Preferred Equity	208,459	6.9%
Investment Fund	252,400	8.3%
Common Equity and Other[7]	351,050	11.6%
Total	$3,027,822	100.0%
Recent Developments
On January 25, 2024, the Company caused notices to be issued to holders of the Company's 2019A Unsecured Notes regarding the exercise of the Company's option to repay all of the Company's $116.5 million in aggregate principal amount of issued and outstanding 2019A Unsecured Notes, which was repaid on February 5, 2024.
On January 30, 2024, the Company’s Board of Directors declared a regular first quarter 2024 distribution of $0.32 per share and a supplemental distribution related to fourth quarter earnings of $0.04 per share, each payable on March 29, 2024 to holders of record as of March 15, 2024.
On February 1, 2024, the Company issued $300.0 million in aggregate principal amount of its 6.875% notes due 2029 (the "2029 Unsecured Notes") for net proceeds of $293.9 million after deducting underwriting commissions of $3.0 million. Offering costs incurred were approximately $0.9 million. Interest on the 2029 Unsecured Notes will be paid semi-annually in arrears on February 1 and August 1 at a rate of 6.875% per year, beginning on August 1, 2024, to holders of record as of the close of business on January 15 or July 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. The 2029 Unsecured Notes may be redeemed in whole or in part at the Company’s option at any time prior to January 1, 2029, at par plus a “make-whole” premium, and thereafter at par, plus accrued interest.

(1)Includes collateral for securities purchased under collateralized agreements to resell.
(2)Excludes the Company’s United States Small Business Administration (“SBA”) guaranteed debentures.
(3)Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(4)References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in the Company's portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the London Interbank Offered Rate (“LIBOR”), Sterling
Overnight Interbank Average Rate ("SONIA”), Euro Interbank Offered Rate ("EURIBOR") and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of SONIA, EURIBOR and SOFR contracts by the individual companies in the Company’s portfolio or other factors.
(5)Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.
(6)Excludes net income related to non-controlling interests in NMNLC. For the quarter ended December 31, 2023 and 2022, $0.2 million and $0.2 million, respectively, of dividend income is excluded from investment income, $0.0 million and $0.0 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses, and $0.0 million and $(0.2) million, respectively, of realized and unrealized gains and (losses), is excluded from net realized and unrealized gains and losses. For the years ended December 31, 2023 and 2022, $1.0 million and $1.2 million, respectively, of dividend income is excluded from investment income, $0.0 million and $0.1 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses, and $0.2 million and $1.3 million, respectively, of realized and unrealized losses, is excluded from net realized and unrealized gains and losses.
(7)Includes investment held in NMNLC.
(8)Adjusted net investment income per share for the three months ended December 31, 2022 was $0.35. Adjusted net investment income for the three months ended December 31, 2022 included $10.4 million of non-recurring interest, other income, other general and administrative expense and incentive fee adjustment related to National HME, Inc. and NHME Holdings Corp. and $0.1 million of accelerated deferred financing costs related to the tender offer on the 2018 Convertible Notes.

Fourth Quarter 2023 Conference Call
New Mountain Finance Corporation will host an earnings conference call and webcast at 10:00 am Eastern Time on Tuesday, February 27, 2024. To participate in the live earning conference call, please use the following dial-in numbers or visit the audio webcast link. To avoid any delays, please join at least fifteen minutes prior to the start of the call.

•United States: +1 (877) 443-9109
•International: +1 (412) 317-1082
•Live Audio Webcast

A replay of the conference call can be accessed one hour after the end of the conference call through May 27, 2024. The full webcast replay will be available through February 27, 2025. To access the earnings webcast replay please visit the New Mountain Investor Relations website.

•United States: +1 (877) 344-7529
•International: +1 (412) 317-0088
•Access Code: 4449111

For additional details related to the quarter and year ended December 31, 2023, please refer to the New Mountain Finance Corporation Form 10-K filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)

	December 31, 2023	December 31, 2022
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,283,490 and $2,523,522, respectively)	$2,209,867	$2,400,425
Non-controlled/affiliated investments (cost of $107,895 and $85,971, respectively)	133,659	130,787
Controlled investments (cost of $646,823 and $650,474, respectively)	667,796	690,035
Total investments at fair value (cost of $3,038,208 and $3,259,967, respectively)	3,011,322	3,221,247
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	16,500	16,539
Cash and cash equivalents	70,090	71,190
Interest and dividend receivable	44,107	36,154
Deferred tax asset	594	—
Receivable from affiliates	82	—
Other assets	16,519	9,797
Total assets	$3,159,214	$3,354,927
Liabilities
Borrowings
Holdings Credit Facility	$515,063	$618,963
Unsecured Notes	506,500	531,500
SBA-guaranteed debentures	300,000	300,000
Convertible Notes	260,207	316,853
DB Credit Facility	186,400	186,400
NMFC Credit Facility	36,813	40,359
NMNLC Credit Facility II	2,853	3,785
Deferred financing costs (net of accumulated amortization of $54,263 and $47,531, respectively)	(22,387)	(17,199)
Net borrowings	1,785,449	1,980,661
Management fee payable	10,116	10,524
Incentive fee payable	8,555	6,296
Interest payable	20,440	19,627
Payable to affiliates	—	78
Deferred tax liability	—	8,487
Other liabilities	2,931	3,063
Total liabilities	1,827,491	2,028,736
Commitments and contingencies
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 102,558,859 and 100,937,026 shares issued and outstanding, respectively	1,026	1,009
Paid in capital in excess of par	1,331,269	1,305,945
Accumulated undistributed earnings	(12,344)	7,519
Total net assets of New Mountain Finance Corporation	$1,319,951	$1,314,473
Non-controlling interest in New Mountain Net Lease Corporation	11,772	11,718
Total net assets	$1,331,723	$1,326,191
Total liabilities and net assets	$3,159,214	$3,354,927
Number of shares outstanding	102,558,859	100,937,026
Net asset value per share of New Mountain Finance Corporation	$12.87	$13.02

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)

	Year ended December 31,
	2023	2022	2021
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$249,851	$184,367	$159,189
PIK interest income	15,968	11,767	8,582
Dividend income	193	193	915
Non-cash dividend income	17,481	14,071	10,153
Other income	4,981	9,156	14,106
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	1,951	1,062	1,579
PIK interest income	2,183	1,043	434
Dividend income	—	—	288
Non-cash dividend income	4,625	4,109	4,835
Other income	251	250	345
From controlled investments:
Interest income (excluding PIK interest income)	5,386	9,438	5,470
PIK interest income	15,443	4,516	14,327
Dividend income	45,905	43,149	41,659
Non-cash dividend income	5,303	4,363	4,497
Other income	5,315	7,146	4,580
Total investment income	374,836	294,630	270,959
Expenses
Interest and other financing expenses	124,784	92,421	73,098
Management fee	45,610	46,617	52,960
Incentive fee	38,303	29,901	29,710
Administrative expenses	4,101	4,131	4,461
Professional fees	3,771	3,433	3,197
Other general and administrative expenses	2,068	2,338	1,923
Total expenses	218,637	178,841	165,349
Less: management fee waived	(4,117)	(4,402)	(13,104)
Less: expenses waived and reimbursed	—	(238)	(244)
Net expenses	214,520	174,201	152,001
Net investment income before income taxes	160,316	120,429	118,958
Income tax expense	418	825	118
Net investment income	159,898	119,604	118,840
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(49,267)	(737)	(3,167)
Non-controlled/affiliated investments	—	—	8,338
Controlled investments	16,413	53,440	(9,035)
Foreign currency	13	827	15
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	47,956	(81,197)	(23,466)
Non-controlled/affiliated investments	(19,052)	(9,156)	66,505
Controlled investments	(18,588)	6,219	49,347
Securities purchased under collateralized agreements to resell	(39)	(4,883)	—
Foreign currency	100	(1,115)	(81)

Provision for taxes	(1,344)	(8,474)	(114)
Net realized and unrealized (losses) gains	(23,808)	(45,076)	88,342
Net increase in net assets resulting from operations	136,090	74,528	207,182
Less: Net (increase) decrease in net assets resulting from operations related to non-controlling interest in New Mountain Net Lease Corporation	(747)	204	(5,783)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$135,343	$74,732	$201,399
Basic earnings per share	$1.34	$0.75	$2.08
Weighted average shares of common stock outstanding - basic	101,118,302	100,202,847	96,952,959
Diluted earnings per share	$1.24	$0.74	$1.91
Weighted average shares of common stock outstanding - diluted	123,488,882	115,426,198	110,210,545
Distributions declared and paid per share	$1.49	$1.22	$1.20

ABOUT NEW MOUNTAIN FINANCE CORPORATION
New Mountain Finance Corporation (NASDAQ: NMFC) is a leading business development company (BDC) focused on providing direct lending solutions to U.S. middle market companies backed by top private equity sponsors. Our portfolio consists primarily of senior secured loans, and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. Our differentiated investment approach leverages the deep sector knowledge and operating resources of New
Mountain Capital, a global investment firm with approximately $50 billion of assets under management as of December 31, 2023.
ABOUT NEW MOUNTAIN CAPITAL
New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with approximately $50 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.
FORWARD-LOOKING STATEMENTS
Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.
CONTACT
New Mountain Finance Corporation
Investor Relations
Laura C. Holson, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505